Exhibit 10.9

Supplement to the Cooperation Agreement (2)

Party A: Shenzhen National Transportation Service Co., Ltd.

Address: Room 201, Building A, No. 1, Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (located in Shenzhen Qianhai Commercial Secretary Co., Ltd.)

Party B: Ideanomics, Inc.

Address: 318 North Carson Street, Suite 208, Carson City, Nevada 89701

Party B 2: Mobile Energy Global Limited

Address: P.O. Box 2075GT, George Town, Grand Cayman, Cayman Islands

Party B 3: Qingdao Enengju New Energy Sales Service Co., Ltd.

Address: Office A2, Fidelity International Trade City, No. 881, Qingwei Road, Chengyang Street, Chengyang District, Qingdao City, Shandong Province

The above parties are each referred to as a "party", collectively referred to as "parties", and Party B, Party B, and Party B are collectively referred to as "Party B".

Given:

1. Party A and Party B have signed the "Financial Consultancy Agreement" in August 2018 and the "Supplementary Agreement" (hereinafter collectively referred to as the "original agreement") in December 2018.

2. Due to Party A’s reasons, the purchase and operation contract between Party A and Tianjin Public Transport was not completed, which resulted in the failure to implement the "Supplementary Agreement" signed by Party A and Party B. The parties agree to modify the relevant provisions of the original agreement.

In view of this, the parties reached the following supplementary agreement (2) clauses on the following matters:

1. Cancel the original agreement

1. The parties agree that after the entry into force of this agreement, the original agreement will be cancelled, and the obligations that the parties have not performed will be terminated. According to the principle of corresponding rights and obligations, the relevant rights will no longer be enjoyed.

2. The parties confirm that all the claims and debts between the parties under the original agreement have been settled, and in the future, the parties will not recourse to each other for any claims and debts under the original agreement.

3. The parties agree that after the termination of the original agreement, the parties will not hold each other accountable for breach of contract, tort liability and other legal liabilities.

2. Continue to cooperate

The parties agree to cooperate on the following:

1. Party A agrees and promises to conduct its own new energy vehicle projects or projects cooperating with "Pang Da Automobile Trade Group Co., Ltd.", including but not limited to the new energy vehicle financial consulting business of [main prefecture-level cities in China] with Party B Comprehensive strategic cooperation, including but not limited to supply chain finance, funds, financial leasing, ABS, etc.

2. Party A agrees to hand over the exclusive operation of its own projects and the ABS business in cooperation with "Pang Da Automobile Trade Group Co., Ltd." to Party B for execution.

3. The parties agree to sign a separate written agreement after negotiating on the various cooperation matters under this agreement.

4. Cooperative period: The contract is valid for [one] year from the signing of the contract. If the parties have no written opinions after the expiration, the contract will be automatically renewed. If one party does not agree to the automatic renewal, it shall be submitted to the other party in writing no later than one month before the expiration of the validity period, and the agreement shall be terminated after the parties reach an agreement.

3. Confidentiality

1. During the performance of this agreement, any party to this agreement (hereinafter referred to as the "disclosure party") may provide relevant business, financial, technical, personnel, management, investment, etc. to other parties in this agreement (hereinafter referred to as the "recipient") Related information, records, documents and materials, as well as specific business views, suggestions, analysis, research reports, etc. related to the implementation of this agreement (hereinafter referred to as "confidential information"). The receiving party shall keep confidential the confidential information of the disclosing party and ensure that the confidential information is only used for the purpose related to the specific project. Unless with the prior written consent of the disclosing party or in accordance with the requirements of laws, regulations and regulatory agencies, the recipient shall not disclose, in whole or in part, any content of the confidential information to any other individual or organization not involved in the specific business.

2. Non-confidential information. The aforementioned confidential information does not include the following information, records, documents or materials: (a) The recipient obtains information from a third party, and as far as the recipient knows, there is no agreement, legal or agency obligation between the third party and the disclosing party It is forbidden to provide the information to the recipient; (b) the information that has been disclosed, but it is not caused by the recipient’s disclosure in violation of this agreement; (c) the information has been authorized in writing by the disclosing party; (d) not directly Or indirectly use the confidential information provided by the disclosing party to independently develop information by the recipient; (e) the recipient has previously obtained information from legal means before the disclosing party provides it.

3. Confidentiality period. The confidentiality obligations of the recipient party shall continue to be effective after the termination of the cooperation matters in this agreement.

Four, other

1. Matters not covered in this agreement shall be determined by the parties through negotiation. Any supplements or amendments to this agreement must be signed by all parties in writing to be effective. The change or termination of this agreement does not affect the validity of the special or specific business cooperation agreements that have been signed by the parties in the course of the implementation of this agreement.

2. All parties agree that Party B can transfer all or part of the rights or obligations of this agreement to its affiliates or its designated third parties, or designate a third party to perform all or part of the obligations of this agreement, but it is necessary to notify other parties in advance in writing OK.

3. This agreement shall be governed by Chinese laws and shall be interpreted in accordance with Chinese laws. The parties agree that any disputes arising from or related to this agreement shall be settled through friendly negotiation between the parties. If the dispute cannot be resolved through negotiation, the parties agree that upon request of either party, the dispute will be handled by the competent people’s court in the place where Party B is located, and the litigation fees and reasonable attorney fees shall be borne by the losing party.

4. This agreement is in four copies, each of which is held by each party, and it will take effect from the day when the authorized representatives of each party sign and affix the official seal.

(No text below)

Party A: Shenzhen National Transportation Service Co., Ltd.

Authorized representative (signature):

Party B: Ideanomics, Inc.

Authorized representative (signature):

Party B 2: Mobile Energy Global Limited

Authorized representative (signature):

Party B 3: Qingdao Enengju New Energy Sales Service Co., Ltd.

Authorized representative (signature):

Attachment

The "new energy vehicle projects" mentioned in Article 2 of the "Supplementary Agreement of Cooperation Agreement (2)" include but are not limited to the financial consulting business of new energy vehicles in major prefecture-level cities in China, including but not limited to supply chain finance, funds, and financial leasing The list of the first batch of cooperation projects in ABS and other projects is as follows:

1. The total scale of the "Hongqi Industry Development Fund" project of FAW Hongqi is estimated to be RMB 60 billion.

2. New energy vehicle project in cooperation with Changchun International Automobile City.

3. New energy vehicle project in cooperation with "Pang Da Automobile Trade Group Co., Ltd."

Related news reports are as follows:

1. Title: Deepen pragmatic cooperation and accelerate the construction of Changchun International Automobile City | Wang Kai meets with Zhang Simin, Chairman of Shenzhen Shenshang Holding Group

Link: https://mp.weixin.qq.com/s/1VSq1h7rJDe-3WLu_JZ5aA

2. Title: Help Made in China! Shenzhen Commercial Holdings and FAW Hongqi reached a strategic cooperation

Link: https://www.dutenews.com/p/639239.html

3. Title: Shenzhen Commercial Holdings and FAW Hongqi signed a strategic cooperation agreement

Link: http://sztqb.sznews.com/MB/content/202007/02/content_881957.html

4. Title: Bayinchao Lu Jingjunhai meets with Zhang Simin, chairman of Shenzhen Neptunus Group and Shenzhen Commercial Holding Group

Link: https://mp.weixin.qq.com/s/PhummdQ3G8VEPrcezn8-7w